Exhibit 5.1
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                [Letterhead of Robertson Stromberg Pedersen LLP]

March 25, 2004

Potash Corporation of Saskatchewan Inc.
500-122 1st Ave S
Saskatoon SK S7K 7G3



Ladies and Gentlemen:

         We have acted as counsel to Potash Corporation of Saskatchewan Inc. (the "Company") with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission in conjunction with the registration, under the Securities Act of 1933, as amended, by the Company of an aggregate of 4,000,000 shares of its common stock (the "Shares") issuable upon exercise of stock options granted under the stock option plans of the Company (collectively, the "Plans").

         In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates, agreements, or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.

         Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules promulgated thereunder.

                                          Yours truly,

                                          /s/ Robertson Stromberg Pedersen LLP
                                          --------------------------------
                                          Robertson Stromberg Pedersen LLP

                      [Letterhead of Deloitte & Touche LLP]



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

POTASH CORPORATION OF SAXKATCHEWAN INC.

         We consent to the incorporation by reference in this Registration Statement of Potash Corporation of Saskatchewan Inc. on Form S-8 of our reports dated February 6, 2004, appearing in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2003.


                                                 /s/ Deloitte & Touche LLP
                                                 ----------------------
                                                 Chartered Accountants

                                                 Saskatoon, Saskatchewan, Canada
                                                 March 25, 2004